UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2010
CEREPLAST, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-126378	91-2154289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California	90245

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 310-676-5000
Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Cereplast, Inc. (the “Company”) received subscriptions from accredited investors for the sale of 705,000 shares of the Company’s common stock at a price of $2.00 per share, for aggregate gross proceeds of $1,410,000.
R.F. Lafferty & Co. Inc. (“Lafferty”) served as the Company’s placement agent in connection with the offering. The Company paid commissions of 7% cash and issued shares of common stock equal to 8% of the shares issued to the investors in the offering to Lafferty.
The Company relied upon an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
10.1	Securities Purchase Agreement
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: March 26, 2010

CEREPLAST, INC.
By:	/s/ Frederic Scheer
	Name:	Frederic Scheer
	Title:	Chief Executive Officer

2